UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2014

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 10, 2014, Installed Building Products, Inc. (the “Company”) entered into a First Amendment Agreement (the “First Amendment”) to the Credit and Security Agreement dated as of July 8, 2014, by and among the Company, the lenders party thereto, and KeyBank National Association, as lead arranger, sole book runner, administrative agent, swing line lender and issuing lender (the “Credit and Security Agreement”). The First Amendment, among others things, amends the definition of Consolidated Fixed Charges to exclude certain share repurchase transactions, up to a specified limit, from the calculation of the fixed charge coverage ratio under the Credit and Security Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment Agreement, dated December 10, 2014, to the Credit and Security Agreement dated July 8, 2014, by and among Installed Building Products, Inc., the lenders party thereto, and KeyBank National Association, as lead arranger, sole book runner, administrative agent, swing line lender and issuing lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: December 16, 2014	By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment Agreement, dated December 10, 2014, to the Credit and Security Agreement dated July 8, 2014, by and among Installed Building Products, Inc., the lenders party thereto, and KeyBank National Association, as lead arranger, sole book runner, administrative agent, swing line lender and issuing lender